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                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 30, 1996, in the Registration Statement (Form S-1) and related Prospectus of Phoenix Leasing American Business Fund II, L.P. for the registration of 2,500,000 units of limited partnership interests.


                                                       /s/ Ernst & Young LP

San Francisco, California
May 31, 1996